                                                                    EXHIBIT 99.1

                                   SCHEDULE I

                          CRUM & FORSTER HOLDINGS CORP.
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                                                                                                   AMOUNT AT
                                                                                                                  WHICH SHOWN
                                                                     AMORTIZED              ESTIMATED               IN THE
          TYPE OF INVESTMENT                                           COST                FAIR VALUE            BALANCE SHEET(a)
------------------------------------------------------------     ------------------     ------------------     ------------------
Fixed income securities:
   Bonds:
      United States government and government
        agencies and authorities                                        $  265,547             $  263,092             $  263,092
     States, municipalities and political subdivisions                       9,040                  9,523                  9,523
     Public utilities                                                       59,092                 70,085                 70,085
     Convertibles and bonds with warrants attached                          11,612                 14,334                 14,334
     All other corporate bonds                                             275,409                279,945                279,945
                                                                 ------------------     ------------------     -----------------

         Total fixed income securities                                     620,700                636,979                636,979
                                                                 ------------------     ------------------     ------------------

Equity securities:
   Common stocks
       Banks, trusts and insurance companies                                58,332                 60,351                177,899
       Industrial, miscellaneous and all other                             106,040                119,821                133,425
                                                                 ------------------     ------------------     ------------------
          Total equity securities                                          164,372                180,172                311,324
                                                                 ------------------     ------------------     ------------------

Other invested assets                                                       23,373                 xx,xxx                138,208
                                                                 ------------------     ------------------     ------------------

         Total investments other than investments
           in related parties                                            $  808,445             $ xxx,xxx              $1,086,511
                                                                 ==================     ==================     ==================

(a) Differences between balance sheet amounts and estimated fair value of investments are due to the exclusion of related party investments from the above table.